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                                                                      EXHIBIT 99
                                                                      ----------
PROXY
                       FIRST UNITED SAVINGS BANK, F.S.B.
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 31, 1995

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ____________________ and ____________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of First United Savings Bank, f.s.b. ("FUSB") which the undersigned beneficially holds of record on September 8, 1995 and would be entitled to vote at the Annual Meeting of Shareholders of FUSB, to be held at DePauw University, Memorial Student Union Building, Room 221, 408 Locust Street, in Greencastle, Indiana, on October 31, 1995, at 2:00 p.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

     The Board of Directors of FUSB recommends a vote FOR election as directors of the nominees listed in Item 1 below and FOR approval and adoption of the Amended and Restated Agreement of Affiliation and Merger specified in Item 2 below.

     1. Election of two directors of FUSB for terms expiring in 1998, subject to earlier termination as a consequence of the affiliation with Old National Bancorp ("ONB"):

          [_]   For all nominees listed below (except as marked to the contrary)

                              Earl E. Clodfelter

                              William M. Marley

          [_]   Withhold authority to vote for all nominees

          INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.
                        ______________________________

Please sign on reverse side      (continued on other side)

                                (continued from other side)

     2. Approval and adoption of the Amended and Restated Agreement of Affiliation and Merger ("Agreement"), dated as of September 29, 1994, among FUSB, ONB and two of its subsidiaries, pursuant to which FUSB will affiliate with ONB and each outstanding share of FUSB common stock will be converted into the right to receive .8925 shares of ONB common stock, subject to adjustment in event of certain deviations in the market price of ONB common stock, all as provided for in the Agreement.

               [_] FOR         [_] AGAINST        [_] ABSTAIN
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     3.   In their discretion, on such other matters as may properly come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FUSB. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:____________________, 1995      __________________________________________
                                           (Signature of Shareholder)


                                      __________________________________________
                                           (Signature of Shareholder)

                                      Please sign exactly as your name appears on your stock certificates and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.